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                                                                   Exhibit 99(b)


                            R.P. SCHERER CORPORATION
                            (f/k/a RPS CORPORATION)
                            ------------------------

                1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A

     1. PURPOSE. The purpose of this 1990 Nonqualified Performance Stock Option Plan A (this "Performance Plan") is to provide a means by which certain employees of RPS Corporation, a Delaware corporation (the "Company"), R.P. Scherer Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $.01 per share (the "Common Stock"), and Series B Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Stock") of the Company. This Performance Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company and R.P. Scherer to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company.

     2. STOCK SUBJECT TO OPTION. Subject to adjustment as provided in Section 4(e) hereof, options may be granted by the Company in accordance with the provisions of Section 4 hereof to purchase up to an aggregate of 90,798 shares of the authorized but unissued Common Stock and up to an aggregate of 181,596 shares of the authorized but unissued Preferred Stock. Shares of Stock that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under this Performance Plan may be the subject of other options granted under this Performance Plan or any other option, incentive or compensatory plan adopted by the Company.


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     3. PARTICIPANTS. All key employees of the Company, R.P. Scherer or any of its subsidiaries, as determined by the Board of Directors of the Company (the "Board") or the Committee (as such term is defined in Section 4(a) hereof), may be granted options under this Performance Plan. A person who holds an option granted hereunder that has not expired is referred to as an "Optionee"; PROVIDED, HOWEVER, that in the event of such person's death or Disability (as hereinafter defined) such person's estate, personal representative or beneficiary following the death or incapacity of such person (an "Optionee's Representative") shall be able to exercise the rights otherwise available to the Optionee.

     4. TERMS AND CONDITIONS OF OPTIONS. The Committee may grant options from time to time pursuant to this Performance Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Performance Stock Option Agreement A (the "Performance Stock Option Agreement"), which is attached hereto as Appendix A, and shall not be inconsistent with this Performance Plan. The shares of Stock subject to each option shall, upon issuance, become subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement attached hereto as Appendix B to be entered into by the Company and the Optionee (the "Stockholders Purchase Agreement"), or, with respect to certain Optionees, a Management Stock Subscription Agreement between the Company and such Optionee (the "Stock Subscription Agreement"). Nothing in this Performance Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the


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Company or R.P. Scherer or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties.

          (a) OPTION PRICE. The price per share of the Common Stock subject to each option (the "Common Stock Option Price") shall be set by a Compensation Committee (the "Committee") of the Board; PROVIDED, HOWEVER, that the Common Stock Option Price per share may be less than the fair market value of a share of Common Stock on the Date of Grant, as such date is set forth in the applicable Performance Stock Option Agreement. For purposes of the foregoing, the fair market value of the Common Stock on the Date of Grant shall be the fair market value established by the Committee acting in good faith, and the fair market value may be more or less than the book value of the Common Stock. The price per share of the Preferred Stock subject to each option (the "Preferred Stock Option Price") shall be the liquidation preference of each such underlying share of Preferred Stock. The Common Stock Option Price and the Preferred Stock Option Price are collectively referred to as the "Option Price."

          (b) TERM OF OPTION. Notwithstanding any other provision of this Performance Plan, each option granted under this Performance Plan shall expire not more than ten years and one day from the date the option is granted, except that under the circumstances described in Sections 4(d), 4(f) and 4(g), options may expire and terminate at an earlier date.

          (c) NON-TRANSFERABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than by will or by the laws of descent


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     and distribution. During the lifetime of an Optionee, the option is exercisable only by such Optionee or, as provided in Section 3, such Optionee's Representative.

          (d) TERMINATION OF EMPLOYMENT.

               (i) Subject to the provisions of Sections 4(d)(ii), 4(d)(iii), 4(d)(iv) and 4(d)(v), in the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Performance Plan shall terminate immediately and shall not be exercisable.

               (ii) In the event that an Optionee's employment is terminated because of death or Disability, the Company shall have the right, but not the obligation, for a period of 120 days from the date of termination of employment due to such Optionee's death or Disability (the "Call Period"), to repurchase an Optionee's options granted pursuant to this Performance Plan, or a portion thereof, to the extent (and only to the extent) that such options, or a portion thereof, entitle the Optionee to purchase the Exercisable Shares (as hereinafter defined) existing on the date of such Optionee's death or Disability. The Company may exercise its repurchase right under this
          Section 4(d)(ii) at any time during the Call Period by delivering written notice (the "Call Notice") to such Optionee or such Optionee's Representative of the Company's exercise of this right. During the Call Period, the Optionee (or the Optionee's Representative) may send written notice to the Company (the "Put Notice") that such person wishes the Company to repurchase, and the


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          Company shall repurchase, such Optionee's options, or a portion thereof, to the same extent as if the Company had exercised its repurchase right under this Section 4(d)(ii). The repurchase price for each option repurchased pursuant to this Section 4(d)(ii) shall be equal to the sum of (A) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the Fair Market Value (as hereinafter defined) per share of the underlying Common Stock, over the Common Stock Option Price, and (B) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of any repurchase of any options pursuant to this Section 4(d)(ii) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time on the tenth business day following the date of delivery of a Call Notice or a Put Notice, as the case may be, or at such other date, time and place as the parties may mutually agree upon. Option granted to an Optionee pursuant to this Performance Plan, or any portion thereof, shall terminate immediately upon such Optionee's death or Disability and shall not be exercisable to the extent that such options, or any portion thereof, do not entitle such Optionee to purchase Exercisable Shares pursuant to this Section 4(d)(ii).

                    The term "Disability" shall mean an Optionee's physical or mental disability (so that the Optionee is not reasonably able to render his full service to the Company, R.P. Scherer or any subsidiary thereof) for any


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          consecutive period exceeding three months or as determined by agreement of a majority of the members of the Board in their reasonable discretion. The date of such Disability shall be on the last day of such three-month period or the day selected by the Board, as the case may be.

                    The term "Fair Market Value" shall mean, with respect to each share of underlying Common Stock, (A) the fair market value of the Company as determined within six months prior to the applicable date or, if no such determination has been made within six months, then within 75 days of the applicable date determined as of the applicable date, in each case by the Board, divided by (B) the number of shares of Common Stock then outstanding (assuming the exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock).

               (iii) If neither the Company nor the Optionee (or the Optionee's Representative) has exercised its right pursuant to Section 4(d)(i) upon the Optionee's death or Disability, such Optionee (or such Optionee's Representative) shall have the right, at any time within 120 days following he end of the Call Period, to exercise the options granted to such Optionee pursuant to this Performance Plan to purchase the Exercisable Shares which existed on the date of such Optionee's death or Disability. Options granted to an Optionee pursuant to this Performance Plan, or any portion thereof, shall terminate at the end of the 120 day period following the Call Period and shall not be exercisable to the extent that such options, or any portion thereof, are neither repurchased by the Company pursuant to Section 4(d)(ii) nor exercised


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          by the Optionee or the Optionee's Representative pursuant to this
          Section 4(d)(iii).

               (iv) In the event that an Optionee's employment is terminated by reason of Termination without Cause (as hereinafter defined), the Company shall have the right, not the obligation, for a period of 120 days from the date of termination of employment of the Optionee, to repurchase an Optionee's options granted pursuant to this Performance Plan, or a portion thereof, to the extent (and only to the extent) that such options, or a portion thereof, entitle the Optionee to purchase the Exercisable Shares existing on the date of such Optionee's termination of employment. The Company may exercise its repurchase right under this Section 4(d)(iv) at any time during the 120-day period by delivering written notice to the Optionee of its exercise of this right. The repurchase price for each option, or portion thereof, repurchased pursuant to this Section 4(d)(iv) shall be equal to the sum of (A) the product obtained by multiplying the number of Exercisable Shares which are shares of Common Stock by an amount which shall equal the excess, if any, of the lesser of (x) the Termination Book Value (as hereinafter defined) per share of the underlying Common Stock and (y) the Fair Market Value per share of the underlying Common Stock, over the Common Stock Option Price, and (B) the product obtained by multiplying the number of Exercisable Shares which are shares of Preferred Stock by an amount which shall equal the liquidation preference per share of the underlying Preferred Stock over the Preferred Stock Option Price. The closing of any repurchase of any options


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          pursuant to this Section 4(d)(iv) shall be held at the principal executive offices of R.P. Scherer at 10:00 a.m. local time on the tenth business day following the date of delivery of the Company's written notice of the exercise of its repurchase right, or at such other date, time and place as the parties may mutually agree upon. Options granted to an Optionee under this Performance Plan, or any portion thereof, shall terminate immediately upon such Optionee's Termination without Cause and shall not be exercisable to the extent that such options, or any portion thereof, do not entitle such Optionee to purchase Exercisable Shares pursuant to this Section 4(d)(iv).

                    The term "Termination without Cause" shall mean termination of employment of such Optionee by reason of any occurrence other than death or Disability of such Optionee, termination for Cause or the voluntary termination of such Optionee of his employment by resignation or any other means, that results in such Optionee no longer being employed by the Company, R.P. Scherer or any subsidiary thereof.

                    The term "Cause" used in connection with the termination of employment of an Optionee shall mean a termination of employment due to (i) the commission by such Optionee of an act of fraud upon, or bad faith or willful misconduct toward, the Company, R.P. Scherer or any subsidiary thereof (including the unauthorized disclosure of confidential or proprietary information of the Company, R.P. Scherer or any subsidiary thereof), (ii) a conviction of such Optionee by a court of competent jurisdiction (or a plea of NOLO CONTENDERE or the equivalent under the laws of any other country or


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               political subdivision thereof) of a crime involving, in the reasonable determination of the Board, fraud or dishonesty, or a crime which in the reasonable determination of the Board would tend to be injurious to the reputation of the Company, R.P. Scherer or any of its subsidiaries, or of such Optionee, (iii) misconduct by such Optionee which, in the reasonable determination of the Board, has been or is likely to be materially injurious to the Company, R.P. Scherer or any subsidiary thereof; or (iv) the failure of such Optionee substantially to perform the duties and obligations imposed upon him by R.P. Scherer or any subsidiary thereof.

                    "Termination Book Value" shall mean the book value of the
               Company (excluding the amount of stockholders' equity attributable to the Company's 17% Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, the Preferred Stock and to the Company's Series C Redeemable Preferred Stock, par value $.01 per share) per outstanding share of Common Stock (assuming the exercise of all outstanding stock options, warrants or rights for the purchase of Common Stock) as of the last day of the fiscal quarter ended immediately preceding the date on which the termination of employment occurs, as determined from the Company's consolidated balance sheet prepared, in accordance with generally accepted accounting principles as applied in the United States, by management of the Company and R.P. Scherer and reviewed by the independent public accountants regularly employed by the Company (the "Accountants").


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               (v) If the Company has not, pursuant to Section 4(d)(iv),
     exercised its repurchase right upon the Optionee's termination of employment by reason of Termination Without Cause, such Optionee shall have the right, at any time within 120 days following the end of the 120-day period provided for in Section 4(d)(iv), to exercise the options granted to such Optionee pursuant to this Performance Plan to purchase the Exercisable Shares which existed on the date of such Optionee's termination of employment. Any options granted to an Optionee pursuant to this Performance Plan, or a portion thereof, shall terminate at the end of the 120-day period following the 120-day period provided for in Section 4(d)(iv) and shall not be exercisable to the extent that such options, or any portion thereof, are neither repurchased by the Company pursuant to Section 4(d)(iv) nor exercised by the Optionee pursuant to this Section 4(d)(v).

          (e) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Stock for which options may be granted to persons participating under this Performance Plan, the number of shares of Stock covered by each outstanding option and the Option Price for the shares of Stock subject to each such option may be appropriately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant; PROVIDED, HOWEVER, that any options to purchase fractional shares of Stock resulting from any such adjustment shall be cancelled.


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          (f) SALE OF THE COMPANY. In the event the Company proposes to engage in a Sale of the Company (as hereinafter defined), the Company shall give each Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days' notice is impracticable) before the consummation of such Sale, and, unless otherwise agreed to by the Company and the Optionee, each option shall, after receipt of such notice and prior to such Sale, automatically become exercisable for the Exercisable Shares existing on the date the Company gives written notice of the Sale. Options not exercised prior to such Sale shall expire on the occurrence of such Sale, and no payment shall be owed to such Optionee with respect to such options; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(f). A "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company) in which the holders of Stock are required to exchange their Stock for cash, property and/or securities, or (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company.

          (g) DISSOLUTION OF ISSUER OF THE STOCK. In the event of the proposed dissolution or liquidation of the Company, the Company shall give each Optionee not less than 30 days prior written notice of the date of the proposed


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     dissolution or liquidation, and, unless otherwise agreed to be the Company and the Optionee, each Optionee shall have the right during the 30-day period preceding the dissolution or liquidation to exercise such Optionee's option for the Exercisable Shares existing on the date the Company gives written notice of the proposed dissolution or liquidation of the Company. Any options (or any portion thereof) granted hereunder, if not exercised prior to the dissolution or liquidation of the Company, shall expire upon the consummation of a dissolution or liquidation of the Company, and no payment shall be owed to any Optionee; PROVIDED, HOWEVER, that if the proposed dissolution or liquidation of the Company is not consummated and the Board in good faith determines that the proposed dissolution or liquidation of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(g). The provisions of this Section 4(g) shall not be applicable if the Optionee receives notice under Section 4(f) at a time earlier than the notice provided for herein.

          (h) RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any shares of Stock held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(e) hereof, no adjustment to the option shall be made for dividends, distributions or rights attributable to shares of Stock the record date for which is prior to the date of issuance of Stock upon exercise of the option.


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          (i) TIME OF GRANTING OPTIONS. The grant of an option shall occur only when a Performance Stock Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such option shall be granted.

          (j) STOCK LEGEND. Certificates evidencing shares of Stock purchased upon the exercise of options issued under this Performance Plan shall be endorsed with a legend in substantially the form contained in the Optionee's Stock Subscription Agreement, or Stockholders Purchase Agreement, as the case may be, as provided for in this Section 4 hereof.

          (k) DEFERRAL OF PURCHASES.

               (i) The Company shall not be obligated to purchase any options granted pursuant to this Performance Plan at any time pursuant to
          Section 4(d)(ii) or 4(d)(iv) hereof, regardless of whether it has delivered a notice of its election to purchase any such shares, (A) to the extent that the purchase of such options (together with any other purchases of options or Stock, as the case may be, pursuant to Sections 4(d)(ii) or 4(d)(iv) hereof from other Optionees, and pursuant to similar provisions in the 1990 RPS Corporation Nonqualified Stock Option Plan (the "Stock Option Plan") and the agreements relating thereto and pursuant to similar provisions in any Optionee's Stock Subscription Agreement or Stockholder's Purchase Agreement, of which the Company has at such time been given or has given notice) would (1) result in a violation of any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or


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          entered by any federal, state, local or foreign court or governmental authority applicable to the Company, R.P. Scherer or any of their subsidiaries or any of its or their property or (2) after giving effect thereto, result in a Financing Default, or (B) if immediately prior to such purchase there exists a Financing Default. The term "Financing Default" shall mean an event which constitutes (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured or waived) under any of the following as they may be amended from time to time: (A) the Credit Facilities Agreement (the "Credit Facilities Agreement") dated as of October 3, 1989, among R.P. Scherer and the other borrowers named therein (the "Borrowers"), the guarantors named therein (the "Guarantors"), Citibank, N.A. and CIBC International Trust Limited as lead managers, Citicorp Investment Bank Limited, as facility agent and the banks parties thereto, and any extensions, renewals, refinancing or refunding thereof in whole or in part; (B) the Credit Agreement (the "Revolving Credit Agreement") dated as of October 3, 1989 between R.P. Scherer and Citibank, N.A. and any extensions, renewals, refinancing or refunding thereof in whole or in part; (C) any notes executed and delivered by any of the Borrowers under the Credit Facilities Agreement, or by R.P. Scherer under the Revolving Credit Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (D) any guaranties executed by any of the Guarantors under the Credit Facilities Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (E) the Senior Subordinated Loan Agreement,


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          dated as of June 5, 1989, among Shearson Lehman Hutton Holdings Inc., the Company and RPS Acquisition Corporation ("Acquisition") and any extensions, renewals, refinancing or refunding thereof in whole or in part; (F) any notes executed and delivered by Acquisition under the Senior Subordinated Loan Agreement and any extensions, renewals, refinancing or refunding thereof in whole or in part; (G) the Indenture (the "Subordinated Debenture Indenture") to be entered into between R.P. Scherer and The First National Bank of Boston, as trustee relating to the Senior Subordinated Debentures due 1999; (H) the Indenture (the "Exchange Debenture Indenture") to be entered into between the Company and Ameritrust Company National Association, as trustee, relating to the 17% Subordinated Exchange Debentures; and (I) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (A) through
          (H) above.

               (ii) If at any time consummation of all purchases of options to be made by the Company pursuant to Sections 4(d)(ii) or 4(d)(iv) hereof (and pursuant to similar provisions for the purchase of options or Stock, as the case may be, contained in the Stock Option Plan and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements) is not required because of the applicability of clause (A) of Section 4(k)(i) hereof and similar provisions for the purchase of options or Stock, as the case may be, in the Stock Option Plan and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders


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          Purchase Agreements, but clause (B) of Section 4(k)(i) hereof or similar provisions for the purchase of options or Stock, as the case may be, in the Stock Option Plan and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements are not applicable, then the Company shall purchase (in accordance with the following sentence) from the Optionee or the Optionee's Representative, as the case may be, desiring or obligated to sell to the Company options pursuant to this Performance Plan and from the other persons and entities having the right or obligation to sell options or Stock, as the case may be, pursuant to provisions in the Stock Option Plan and the agreements relating thereto and in the Stock Subscription Agreements and Stockholders Purchase Agreements, the maximum number of options of which it is able to repurchase without the events described in Section 4(k)(i)(A) resulting; PROVIDED, HOWEVER, that, subject to the last sentence of this Section 4(k)(ii), the provisions of Section 4(k)(iii) hereof shall apply in respect of all options not purchased under Section 4(d)(ii) or 4(d)(iv) hereof because of the operation of Sections 4(k)(i) or 4(k)(ii) hereof. In the event any of the events described in Section 4(k)(i)(A) would result from the purchase of any options pursuant to Sections 4(d)(ii) or 4(d)(iv) hereof, the Board, in its sole discretion, may determine priorities among the Optionee or the Optionee's Representative, as the case may be, and the other persons having the right or obligation to sell options or Stock, as the case may be, pursuant to the Stock Option Plan and the agreements relating thereto and in the Stock Subscription Agreements and


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          Stockholders Purchase Agreements, taking into account relative hardship and such other factors as it deems relevant, and may elect to cause the Company to consummate purchases of options hereunder according to such priorities (such options which are to be so purchased are hereinafter called the "Purchased Options" and such options which are not to be so purchased are hereinafter called the "Unpurchased Options"); the Company shall pay the Optionee or the Optionee's Representatives, as the case may be, holding Unpurchased Options the applicable purchase price for such options on the tenth business day after the Company learns it is no longer precluded from paying for such options.

               (iii) Anything to the contrary contained in Section 4(d)(ii) or 4(d)(iv) hereof notwithstanding, any options which the Optionee or the Optionee's Representative, as the case may be, has elected to sell to the Company or which the Company has elected to purchase from the Optionee or the Optionee's Representative, as the case may be, but which in accordance with Sections 4(k)(i) and 4(k)(ii) hereof are not purchased at the applicable time provided in Section 4(d)(ii) or 4(d)(iv) hereof shall be purchased by the Company on the tenth day after such date or dates that the Company after due inquiry learns that (after taking into account any purchases of options or Stock, as the case may be, to be made at such time pursuant to the Stock Option Plan and the agreements relating thereto, and in the Stock Subscription Agreements and Stockholders Purchase Agreements) it is no longer permitted to defer purchasing such options under Sections 4(k)(i) and 4(k)(ii) hereof, and


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     the Company shall give seven days prior notice of any such purchase;
     PROVIDED, HOWEVER, that the Optionee (or the Optionee's Representative) shall not be obligated to sell a lesser number of options at any one time pursuant to this Section 4(k)(iii) had they not been so delayed; and, PROVIDED, FURTHER, that if the Optionee (or the Optionee's Representative) exercises its right to have options repurchased pursuant to Section 4(d)(ii) or the Company exercises its repurchase rights pursuant to Section 4(d)(ii), and the purchase of the options cannot be consummated by reason of Sections 4(k)(i) and 4(k)(ii), the purchase price for such options hall be calculated pursuant to Section 4(d)(ii) as of the time the repurchase right is exercised, including interest on the aggregate purchase price for such options at a rate per annum equal to the yield to maturity on U.S. Treasury obligations having a maturity equal to a period of three months. If the Optionee elects pursuant to Section 4(k)(ii) to rescind or defer his election to sell any or all of the Purchased Options, the Optionee or the Optionee's Representative, as the case may be, may exercise his right pursuant to Section 4(d)(ii) to require the Company to purchase his options for a period of ten days after receiving notice that the Company is no longer precluded from purchasing such options.

          (l) PAYMENT FOR OPTIONS. If at any time the Company elects or is required to purchase any options pursuant to Sections 4(d)(ii) or 4(d)(iv), the Company shall pay the purchase price for the options it purchases to the extent permitted by any loan agreement, indenture or other agreement to which the Company is a party, by the Company's delivery of a bank cashier's


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                                                                              18
     check or certified check for the purchase price, if any, and, then, at the Company's sole discretion, to the extent permitted by any loan agreement, indenture or other agreement to which the Company or R.P. Scherer is a party, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company including, without limitation, any debt outstanding under the Credit Facilities Agreement, Senior Subordinated Loan Agreement, the Subordinated Debenture Indenture, the Exchange Debenture Indenture and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Junior Subordinated Note") equal to the remainder, if any, of the purchase price payable in five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of the facility agent under the Credit Facilities Agreement on the date of issuance, against delivery of the certificates or other instruments representing the options so purchased.
     If, in a purchase pursuant to Section 4(d)(ii), the Company elects to pay all or any portion of the purchase price for the options with a Junior Subordinated Note, the Company shall give the Optionee or the Optionee's Representative, as the case may be, notice of the amount of such note at least twenty days prior to such purchase, and the Optionee or the Optionee's Representative, as the case may be, shall have ten days thereafter to rescind their election to sell the options.


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                                                                              19

     5. EXERCISE OF OPTIONS. During the term of this Performance Plan, as set forth in Section 7 hereof, the Committee shall determine the exercisability of options granted to each Optionee hereunder in accordance with the terms and conditions of this Section 5.

          (A) DEFINITIONS. The following terms shall have the following meanings when used in this Section:

               (i) "Cumulative EDITA" shall mean the aggregate of (a) Total Corporate Income and (b) Total Subsidiary EBITA.

               (ii) "Cumulative EBITA Goal" shall mean for each fiscal year of the Company set forth below, ending on March 31 of the year, the amount set forth opposite each such year:

               Full Fiscal Years                  Cumulative EBITA
                of the Company                    Goal ($ millions)
               -----------------                  -----------------

                     1990                              $ 31.78
                     1991                              $ 78.67
                     1992                              $135.93
                     1993                              $198.76
                     1994                              $268.25

               (iii) "Exercise Factor" shall mean that number which results from dividing Cumulative EBITA by the Cumulative EBITA Goal for the last completed fiscal year prior to the Initial Exercise Date, and, if necessary, rounding the result up to the nearest one-hundredth.

               (iv) "Initial Exercise Date" shall mean, with respect to an Optionee, the earliest to occur of (1) October 5, 1994, (2) the Initial Public Offering, (3) the date the Company gives written notice of the proposed Sale of the Company as provided in


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                                                                              20

          Section 4(f) hereof, (4) the date the Company gives written notice of the proposed dissolution or liquidation of the Company as provided in
          Section 4(g) hereof, and (5) the termination of employment of an Optionee as provided in Sections 4(d)(iii) and 4(d)(v) hereof.

               (v) "Initial Public Offering" shall mean the sale of shares of Common Stock pursuant to one or more effective registration statements under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration statement relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit plan of the Company), relating to the sale of shares of Common Stock representing, when taken together with all shares of Common Stock sold pursuant to Rule 144 under the Securities Act or under previous registration statements (which were not in connection with employee stock options or employee benefit plans), more than 33-1/3% of the Common Stock outstanding prior to such sale (assuming exercise of all options, warrants or rights for purchase of shares of Common Stock).

               (vi) "Subsidiary" shall mean each of the following entities:

                    (A) R.P. Scherer N.A.;
                    (B) R.P. Scherer GmbH;
                    (C) R.P. Scherer Leasing Company;
                    (D) R.P. Scherer Canada Inc.;
                    (E) R.P. Scherer SpA;
                    (F) R.P. Scherer S.A.;
                    (G) R.P. Scherer Limited and R.P. Scherer
                        Holdings Limited, on a consolidated basis;
                    (H) R.P. Scherer Pty. Ltd. and R.P. Scherer
                        Holdings Pty. Ltd., on a consolidated basis;
                    (I) R.P. Scherer Korea Limited; and
                    (J) R.P. Scherer K.K.


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                                                                              21

               (vii) "Subsidiary EBITA" shall mean for each Subsidiary, (a) for all full fiscal years of the Company, commencing with the fiscal year beginning April 1, 1989 and ending with the fiscal year which is last completed prior to the Initial Exercise Date, the annual results of operations before interest, taxes and amortization of good will of such Subsidiary, calculated in the currency of the country in which such Subsidiary operates, as determined from the annual financial statements of such Subsidiary prepared, in accordance with generally accepted accounting principles as applied in the United States, by management of the Company and R.P. Scherer and reviewed by the Accountants, excluding certain items set forth on Annex III hereto; PROVIDED, HOWEVER, that for the fiscal year commencing April 1, 1989, each Subsidiary's annual results of operations before interest, taxes and amortization of good will shall be determined on a pro forma basis after giving effect to the acquisition of R.P. Scherer as if such acquisition occurred on April 1, 1989; multiplied by (b) the percentage representing the extent of R.P. Scherer's beneficial ownership of the Subsidiary as set forth on Annex I hereto. Subsidiary EBITA shall then be converted into U.S. dollars by multiplying it by the rate of exchange, applicable to the currency in which such number was determined, as set forth on Annex II hereto.

               (viii) "Total Corporate Income" shall equal (a) for all full fiscal years of the Company, commencing with the fiscal years of the Company, commencing with the fiscal year beginning April 1, 1989 and ending with the fiscal year which is last completed prior to the Initial Exercise Date, earned royalties received or accrued by R.P. Scherer (on an unconsolidated basis) from each Subsidiary (which royalties shall, where necessary, be converted into U.S. dollars at the appropriate rate of exchange set


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                                                                              22
          forth on Annex II hereto), net of withholding taxes paid or accrued, as determined from the annual unconsolidated financial statements of R.P. Scherer prepared, in accordance with generally accepted accounting principles as applied in the United States, by the management of the Company and R.P. Scherer and reviewed by the Accountants, excluding certain items set forth on Annex III hereto, MINUS (b) for all full fiscal years of the Company, commencing with the fiscal year beginning April 1, 1989 and ending with the fiscal year which is last completed prior to the Initial Exercise Date, corporate operating expense of the Company and R.P. Scherer each on an unconsolidated basis as determined from the unconsolidated annual financial statements of the Company and R.P. Scherer prepared, in accordance with generally accepted accounting principles as applied in the United States, by the management of the Company and R.P. Scherer and reviewed by the Accountants, excluding certain items set forth on Annex III hereto; and PROVIDED, HOWEVER, that for the fiscal year commencing April 1, 1989, both (a) and (b) above shall be determined on a pro forma basis after giving effect to the acquisition of R.P. Scherer as if such acquisition occurred on April 1, 1989. For purposes of calculating "corporate operating expense", costs incurred in connection with the acquisition of R.P. Scherer and the financing thereof shall not be included.

               (ix) "Total Subsidiary EBITA" shall mean the sum of all Subsidiary EBITA.

          (b) EXERCISABLE SHARES. The total number of shares of Stock for which an Optionee's option shall be exercisable (the "Exercisable Shares") shall be determined as follows: (i) if the Exercise Factor is equal to or exceeds 1.1, the number of


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                                                                              23

     Exercisable Shares shall be 100% of an Optionee's Option Shares; (ii) if the Exercise Factor is equal to or is less than .9, there shall be no Exercisable Shares; and (iii) if the Exercise Factor exceeds .9, but is less than 1.1, the number of Exercisable Shares shall be calculated by (A) subtracting .1 from the Exercise Factor and (B) multiplying the result produced in (A) by the maximum number of shares of Stock for which an Optionee's option, granted pursuant to this Performance Plan, can be exercised. The number of Exercisable Shares which are shares of Common Stock and the number of Exercisable Shares which are shares of Preferred Stock shall be in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable upon exercise of any option granted hereunder.

          (c) EXERCISE OF OPTION. Except as otherwise provided in this Performance Plan, or in the applicable Performance Stock Option Agreement, no option granted pursuant to this Performance Plan shall be exercisable, in whole or in any part, until the Initial Exercise Date applicable to such Optionee. Thereafter, any option granted pursuant to this Performance Plan shall be exercisable for the number of Exercisable Shares as determined pursuant to Section 5(b) hereof and (i) in the case of a Sale of the Company, pursuant to Section 4(f) hereof, (ii) in the case of dissolution or liquidation of the Company, pursuant to Section 4(g) hereof and (iii) in the case of termination of employment of an Optionee pursuant to Section 4(d)(iii) and 4(d)(v) hereof. The Committee may accelerate the time at which an option may be exercised and may delay and/or reduce the periods during which options may be exercised in order to comply with federal and state securities laws.


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                                                                              24

          (d) MANNER OF EXERCISE. Shares of Stock purchased upon exercise of options shall at the time of purchase be paid for in full in cash or as otherwise permitted by the Committee. Options may be exercised in whole or in part from time to time by written notice to the Company stating the full number of shares of Stock with respect to which the option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares of Stock by certified or official bank check or the equivalent thereof acceptable to the Company; PROVIDED, HOWEVER, that any such exercise must be for both Common Stock and Preferred Stock in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable to the Optionee upon exercise of the option granted hereunder. At the time of delivery, the Company shall, without stock transfer or issue tax to an Optionee, deliver to such Optionee at the principal executive offices of R.P. Scherer or such other place as shall be mutually agreed upon, a certificate or certificates for such shares of Stock; PROVIDED, HOWEVER, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, including making provision for the deduction and withholding of amounts required to be deducted and withheld under applicable local, state, and federal income tax laws (which provision may require additional payment by such Optionee). The Company shall pay any stock transfer tax or issue tax resulting from the issuance of shares of Stock upon the exercise of any option. If Stock issuable upon exercise of any option is not registered under the Securities Act, the Company at the time of exercise shall require in addition


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                                                                              25
     that the Optionee or Optionee's Representative deliver an investment representation in form acceptable to the Company and its counsel, and the Company shall place a legend on the certificate for such Stock restricting the transfer of such Stock. At no time shall the Company have any obligation or duty to register under the Securities Act the Stock issuable upon exercise of options. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any option or portion thereof prior to the execution of the Stockholders Purchase Agreement by the Optionee or the Optionee's Representative; PROVIDED, HOWEVER, that those Optionees who have executed a Stock Subscription Agreement shall not be required to execute a Stockholders Purchase Agreement.

     6. ADMINISTRATION.

          (a) This Performance Plan shall be administered by the Committee consisting of not fewer than three directors to be appointed by the Board. If necessary to secure the exemption pursuant to Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (as such Rule or its equivalent is then in effect) ("Rule 16b-3"), no person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of paragraph (d)(3) of Rule 16b-3. The Board may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select a chairman from among its members and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of this Performance Plan and to policies determined by the Board, may


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                                                                              26
     make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Board may act in lieu of the Committee and shall act in lieu of a Committee at any time such a Committee has not been created.

          (b) Subject to the express terms and conditions of this Performance Plan, the Committee shall have full power to grant options under this Performance Plan, to construe or interpret this Performance Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

          (c) The Committee may, from time to time, determine which employees of the Company, R.P. Scherer and any subsidiary thereof shall be granted options under this Performance Plan, the number of shares of Stock subject to each option, and the time or times at which options shall be granted, and the Company may grant such options under this Performance Plan.

          (d) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Performance Plan or to any option.

     7. EFFECTIVE DATE AND TERMINATION.

          (a) The effective date of this Performance Plan is _________, 1990.


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                                                                              27

          (b) This Performance Plan shall terminate on ________, 2000, but the Board may terminate this Performance Plan at any time prior to such date. Termination of this Performance Plan shall not alter or impair, without the consent of the Optionee, any of the rights or obligations and any option theretofore granted under this Performance Plan.

     8. NOTICES. Whenever it is provided in this Performance Plan that any notice to be given between the Company and an Optionee, such notice shall be delivered in person or by registered or certified mail, return receipt requested, postage prepaid, first class mail, to the following address:

          If to the Company:

               RPS Corporation
               c/o R.P. Scherer Corporation
               2075 W. Big Beaver Road
               Troy, Michigan 48007-7060

          If to an Optionee:

               At the address listed beside such Optionee's name on the signature page of the Performance Stock Option Agreement executed by such Optionee

     Any party hereto may change the address designated for mailing by written notice to the other party. All such notices shall be deemed to be delivered when delivered in person, or if placed in the mail, two days thereafter.

     9. GOVERNING LAW. THIS PERFORMANCE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.


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                                                                              28

     10. AMENDMENTS. The Board may, from time to time, alter, amend, suspend or discontinue this Performance Plan, or alter or amend any and all option agreements granted thereunder; PROVIDED, HOWEVER, that no such action of the Board may alter the provisions of this Performance Plan so as to alter any outstanding Stock Option Agreement to the detriment of an Optionee without his consent.

     11. STATUS OF OPTIONS. Options granted pursuant to this Performance Plan are not intended to qualify as Incentive Stock Options within the meaning of
Section 422A of the Internal Revenue Code of 1986 (the "Code"), and the terms of this Performance Plan and options granted hereunder shall be so construed; PROVIDED, HOWEVER, that nothing in this Performance Plan shall be interpreted as an representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Performance Plan are not, or will not be, determined to be Incentive Stock Options, within the meaning of Section 422A of the Code.

     I hereby certify that the foregoing Performance Plan was duly adopted by the Board on June __, 1990.

     Executed as of this ____ day of _________ 1990.


                                        ----------------------------------------
                                                        Secretary


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                                                                              29

                               FIRST AMENDMENT TO
                                 RPS CORPORATION
                      1990 NONQUALIFIED STOCK OPTION PLANS

     WHEREAS, RPS Corporation, a Delaware corporation, established the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B; and

     WHEREAS, RPS CORPORATION changed its name to R.P. Scherer Corporation in 1991 (the "Company"); and

     WHEREAS, the Company desires to amend the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B.

     NOW, THEREFORE, the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively, the "1990 Plans") are amended effective February __, 1994, with respect to each of the 1990 Plans subject to subsequent shareholder approval as follows:


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                                                                              30

          1. The last sentence of Section 3 of each of the 1990 Plans is amended by adding the phrase "to the extent options are not transferred to a grantor trust pursuant to Section 4(c)."

          2. Effective as of February 18, 1994, Section 4(c) of each of the 1990 Plans is amended in its entirety to read as follows:

               (c) NON-TRANSFERABILITY OF OPTION RIGHTS. No option shall be assignable or transferable otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) to one or more grantor trusts provided that with regard to a transfer to one or more such grantor trusts the Optionee's Stock Option Agreement expressly so provides for such transfer, is approved by the Committee, and the Optionee does not receive any consideration for the transfer. The option is exercisable only by such Optionee or grantor trust trustee or, as provided in Section 3, such Optionee's Representative.

          3. Effective as of February 18, 1994, a new Section 12 is added to each of the 1990 plans -- as follows:

             12. TRUSTS. For all purposes of the Plan, a grantor trust trustee that is a transferee pursuant to Section 4(c) is the "Optionee"; provided, however, for purposes of determining the rights and obligations of the Company and such grantor trust trustee under
          Section 4(d), the employee granted the Options shall be deemed the Optionee whose termination, disability or death will effectuate such rights or obligations.

     IN WITNESS WHEREOF, these Amendments have been adopted by the Company this 18TH day of February, 1994.

ATTEST                                  R.P. SCHERER CORPORATION


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                                                                              31

/s/                                     By: /s/ Aleksandar Erdeljan
----------------------------------          ------------------------------------
                                            Its: President


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                                                                              32

                               SECOND AMENDMENT TO
                                 RPS CORPORATION
                      1990 NONQUALIFIED STOCK OPTION PLANS

     The RPS Corporation 1990 Nonqualified Stock Option Plan, the RPS Corporation 1990 Nonqualified Performance Stock Option Plan A, and the RPS Corporation 1990 Nonqualified Performance Stock Option Plan B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively referred to as the "1990 Plans") are amended effective September 1, 1994, as follows:

          1. AMENDMENT TO SECTION 1. The first sentence of Section 1 of each of the 1990 Plans is amended in its entirety to read as follows:

               "The purpose of this plan (this "Option Plan") is to provide a means by which certain employees of R.P. Scherer Corporation (formerly RPS Corporation), a Delaware corporation (the "Company"), R.P. Scherer International Corporation (formerly R.P. Scherer Corporation) , a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $0.01 per share (the "Common Stock") , and prior to conversion to Common Stock of Series B Redeemable Preferred Stock and conversion of the related options by operation of Section 4(e) to options for Common Stock (the "Conversion"), Series B Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock," and together with the Common Stock, the "Stock") of the Company."

          2. AMENDMENT TO SECTION 2. Section 2 of each of the 1990 Plans is amended by adding the phrase "prior to the Conversion" immediately following the phrase "Subject to adjustment as provided in Section 4(e) hereof," and by adding at the end of the first sentence the phrase, "and after the Conversion a number of shares of Common Stock pursuant to Section 4(e)."


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                                                                              33

          3. AMENDMENTS TO SECTION 4 OF THE PLANS. Section 4 of the 1990 Plans is amended as follows:

               (i) Subject to shareholder ratification, Section 4(a) of each of the 1990 Plans is deleted and a new Section 4(a) is included to read as follows:

                    "(a) TERMS AND CONDITIONS OF OPTIONS. The Committee may
               grant options from time to time pursuant to this Option Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Stock Option Agreement (the "Stock Option Agreement"), Appendix A to the Option Plan as originally adopted, but pursuant to and interpreted in accordance with, and not inconsistent with, this Option Plan as amended. The shares of Stock subject to each option shall, (i) upon issuance, but in no event after September 1, 1994, be subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement, Appendix B to the Option Plan as originally adopted, entered into by the Company and the Optionees (the "Stockholders Purchase Agreement"), or, (ii) with respect to certain Optionees, unless terminated by the Company, the Management Stock Subscription Agreement between the Company and such Optionees (the "Stock Subscription Agreement") as amended and restated from time to time. Notwithstanding anything to the contrary herein, however, no insider, as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, may sell shares of Stock subject to an option granted hereunder after August 31, 1994, and prior to March 2, 1995. Nothing in this Option Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the Company or R.P. Scherer, or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties. Effective September 1, 1994 any Stockholders Purchase Agreement in the form attached hereto as Appendix B entered into by the Company and Optionee shall be terminated."

               (ii) Section 4(b) of each of the 1990 Plans is amended by inserting the phrase "(as effective, pursuant thereto, prior to September 1, 1994)" immediately after the reference to Section 4(d) and adding a new sentence to the end of Section 4(b) to read "The termination date, which is not more than 10 years and 1 day from the date the option is granted and which is set forth in an Optionee's Option Agreement, shall be referred to as the "Termination Date."


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                                                                              34

               (iii) Subject to shareholder ratification, Section 4(d)(i) of both the 1990 Plan and the 1990 Plan A are deleted and replaced with a new Section 4(d)(i)(A) and 4(d)(i)(B) to read as follows:

                    "(i)(A) Prior to September 1, 1994, subject to the
               provisions of Sections 4(d)(ii), 4(d)(iii), 4(d)(iv) and
               4(d)(v), in the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Option Plan shall terminate immediately and shall not be exercisable; and

                    (i)(B) On and after September 1, 1994, Sections 4(d)(ii),
               4(d)(iii), 4(d)(iv) and 4(d)(v) shall be inapplicable, and notwithstanding an Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

               (iv) Subject to shareholder ratification, Section 4(d) of the 1990 Plan B is amended by adding the phrase "Prior to September 1, 1994" at the beginning of the first sentence of the Section, and a new sentence shall be added at the end of Section 4(d) of the 1990 Plan B to read as follows:

                    "On and after September 1, 1994, notwithstanding an
               Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

               (v) Subject to shareholder ratification, Section 4(f) of both the 1990 Plan and the 1990 Plan A are deleted and a new Section 4(f) is included to read as follows:

                    "(f) In the event the Company proposes to engage in a Sale of the Company (as hereunder defined and sometimes referred to as "Sale"), the Company shall give each Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days notice is impracticable) before the consummation of such Sale, and unless otherwise agreed to by the Company and the Optionee, each option shall, after receipt of such notice and prior to such Sale, automatically become exercisable for the Exercisable Shares existing on the date the Company gives written notice of the Sale. The Committee may, in its sole discretion, provide that the options not exercised prior to


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                                                                              35
               such Sale shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his options, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her options immediately prior to such Sale; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(f). A "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary or affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

               (vi) Section 4(j) of the 1990 Plan and of the 1990 Plan A and
          Section 4(h) of the 1990 Plan B are amended by adding the phrase "Prior to September 1, 1994", at the beginning thereof.

          4. AMENDMENTS TO SECTION 5.

               (i) Section 5(c)(iii) of the 1990 Plan A is amended effective September 1, 1994 to read as follows:

                    "(iii) in the case of termination of employment of an
               Optionee pursuant to Section 4(d)."

               (ii) Section 5(a) of the 1990 Plan is amended effective September 1, 1994 to read as follows:


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

                    "(iii) in the case of termination of employment of an
               Optionee pursuant to Section 4(d)."

               (iii) Subject to shareholder ratification, Section 5(a)(vi) of the 1990 Plan B shall be amended in its entirety to read as follows:

                    "(vi) "Sale of the Company" shall mean (i) a merger or
               consolidation of the Company with or into another entity (except a subsidiary or Affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or Affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary Affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

               (iv) Subject to shareholder ratification, the fourth sentence of
          Section 5(c) of the 1990 Plan B is deleted and replaced with the following:

                    "The Committee may, in its sole discretion, provide that the options not exercised prior to a Sale of the Company shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2, 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his option, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her option immediately prior to such Sale; PROVIDED, HOWEVER, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section."

          5. AMENDMENTS TO SECTION 6. Section 6 of the 1990 Plans is amended as follows:


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

               (i) The last sentence of Section 6(a) of each of the Plans is amended to read as follows:

                    "The Board may act in lieu of the Committee with directors who are not "disinterested persons" abstaining and shall act in lieu of a Committee with directors who are not "disinterested persons" abstaining at any time such a Committee has not been created."

               (ii) Subject to shareholder ratification, a new paragraph is added to Section 6(b) of the Plans to read as follows:

                    "Notwithstanding anything to the contrary in the Plan as
               amended, other than Section 4(d) and Section 4(c), the Committee may grant options to eligible employees who are not United States citizens or residents on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to foster the purposes of the Plan. In furtherance of the purposes of the Plan, the Committee may adopt such modifications to the terms of Options and such procedures and guidelines, and may cause the Company to take such other actions, as may be necessary or advisable to comply with foreign laws and practices."

     IN WITNESS WHEREOF, the Corporation has adopted this Amendment this 29 day of September, 1994.

ATTEST:                                 R.P. SCHERER CORPORATION

/s/                                     By: /s/ Aleksandar Erdeljan
----------------------------------          ------------------------------------
                                            Secretary
                                            Its: President & CEO


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